EXHIBIT 99.5
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                             CONSENT OF PERSON NAMED

                          AS ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Steven C. Milleson, hereby consent to be named as a person about to become a director of Classic Bancshares, Inc. in the Registration Statement on Form S-4 of Classic Bancshares, Inc., dated April 14, 2003, and any amendments thereto.


Dated: April 30, 2003                              /s/ Steven C. Milleson
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                                                   Steven C. Milleson